Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

SatCon Technology Corporation®

Dave Eisenhaure

Chief Executive Officer

617-897-2400

SATCON TECHNOLOGY REPORTS FY2005 FOURTH QUARTER AND YEAR END RESULTS

Boston, MA – December 22, 2005 – SatCon Technology Corporation© (Nasdaq NM: SATC), a developer and manufacturer of power electronics and motors for alternative energy markets, today reported financial results for its fiscal 2005 fourth quarter and year-end of September 30, 2005.

“This past year we have put in place aggressive measures to manage our cash usage.  As a result, our cash usage from operations in the last two quarters was reduced to approximately $1.5 million per quarter.  Our plans in 2006 are to reduce our cash usage from the 2005 rates.  We believe that our current cash and availability will sustain our operations through our fiscal 2007.  In the past year we focused on the strategy of building shareholder value over both the near and long term,” said David Eisenhaure, SatCon’s Chief Executive Officer.  “That has led us to make some significant, and we believe positive, changes in management, business strategy, cost controls and near term objectives setting.  We strengthened our management team with several additions.  We have developed a strategic plan with both near and long-term objectives and focused our target markets on specific technologies and products involved in Alternative Energy, Hybrid-Electric Vehicles, Grid Support, High Reliability Microelectronics and Advanced Power Technology.”

“We have also put into place disciplines, milestones and metrics for measuring success on which we will report in 2006.  These milestones include the following; the accomplishment of which we believe will lead to improved revenues.

•                  Q1 Focus on SatCon core business by selling the Ling Shaker product line. Done.

•                  Q2 Qualify a 500 kw solar photo-voltaic power control unit product for the California Energy Commission listing.

•                  Q2 Secure development projects for the U.S. Army’s Future Combat System applications.

•                  Q2 Book orders for production quantities of HEV motors and converters.

•                  Q3 Book an order for a megawatt stationary fuel cell power control unit.

•                  Q3 Introduce a new design for a solar photo-voltaic power control unit in the power range of 100 kw for the European photo-voltaic market.

•                  Q3 Introduce for 2006 delivery a high reliability standard product line of 1 Amp to 5 Amp Class K Low Drop Out Voltage Regulators used in power supplies for space flight and satellite applications.

•                  Q4 Develop new high-temperature packaging technology for Silicon Carbide power devices.

•                  Q4 Introduce the PowerPac line of industry leading 15W to 30W non-isolated DC to DC converters for the emerging high reliability distributed power markets.

Our Revenue for fiscal year 2005 was $36 million, an increase of $1.8 million over 2004. This year’s revenue included the recognition of the EDO contract of $1.5 million, however it excluded the recognition of the Rotary Uninterruptible Power Supply for the National Institute for Standards and Technology, which was a system we shipped in third quarter, and other revenue deferrals in the fourth quarter totaling approximately $1.8 million.

Our Operating Loss was approximately $9.5 million, an increase of $5.4 million from 2004 primarily due to the following:

•                  Investments in product R&D in our Power Systems and Electronics divisions as they focused to deliver new products in our business strategy for alternative energy, hybrid electric vehicles and a new series of high-reliability microelectronic standard products.

•                  Continued investment in Operating and Sales infrastructure primarily in our Power Systems Division as we ramped up that business for future growth.

•                  One time increases in corporate costs such as legal, readiness for compliance to Sarbanes-Oxley, accounting and tax issues and other expenses.

•                  Write down of certain long-lived assets, primarily leasehold improvements in our Power Systems division.

•                  Increases in material cost and direct labor primarily in Power Systems due to product mix and timing.

We are aggressively managing all aspects of the Balance Sheet with division management focused on cash usage, receivables days outstanding, and inventory turns. Our cash position this week is approximately $9 million. Our cash usage for the past two quarters is in the $1.5 million range per quarter. Our plans for 2006 are to diminish our cash usage from the 2005 rates. What is important to note here is that we believe that our current cash and availability will sustain our operations through our fiscal 2007 and possibly beyond to a cash positive operation.

About SatCon Technology Corporation

SatCon Technology Corporation is a developer and manufacturer of electronics and motors for the Alternative Energy, Hybrid-Electric Vehicles, Grid Support, High Reliability Electronics and Advanced Power Technology markets.  For further information, please visit the SatCon website at www.satcon.com.

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation.  There can be no assurance that the company will be successful in achieving any of the objectives that are stated within the release, and such failure to achieve those objectives could have a material, adverse effect on the future of the Company.  Additional information concerning risk factors is contained from time to time in the Company’s SEC filings.  The Company expressly disclaims any obligation to update the information contained in this release.

IR Contact:

Alex Lewis

Aurelius Consulting

www.runonideas.com

800-644-6297

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SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2005	September 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$6,627,352	$1,171,152
Restricted cash and cash equivalents	84,000	1,011,900
Accounts receivable, net of allowance of $651,463 and $848,565 at September 30, 2005 and 2004, respectively	6,473,665	6,274,178
Unbilled contract costs and fees	147,938	447,405
Funded research and development expenses in excess of billings	—	292,111
Inventory	7,017,419	6,184,672
Prepaid expenses and other current assets	587,083	687,083
Total current assets	$20,937,457	$16,068,501
Warrants to purchase common stock	—	7,036
Property and equipment, net	3,662,746	5,913,211
Goodwill, net	704,362	704,362
Intangibles, net	1,867,118	2,391,193
Other long-term assets	560,021	501,634
Total assets	$27,731,704	$25,585,937

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$167,588	$184,177
Accounts payable	3,363,878	3,823,249
Accrued payroll and payroll related expenses	1,563,332	1,449,349
Other accrued expenses	2,225,003	2,412,409
Accrued contract losses	84,779	514,489
Deferred revenue	2,139,434	2,048,442
Accrued restructuring costs	—	495,612
Total current liabilities	$9,544,014	$10,927,727
Redeemable convertible Series B preferred stock (425 shares issued and outstanding; face value $5,000 per share; liquidation preference 100%)	2,125,000	2,125,000
Long-term debt, net of current portion	143,590	311,178
Other long-term liabilities	316,844	563,372
Total Liabilities	$12,129,448	$13,927,277

Commitments and contingencies

Stockholders’ equity:
Common stock; $0.01 par value, 50,000,000 shares authorized; 38,283,208 and 28,226,010 shares issued and outstanding at September 30, 2005 and 2004, respectively	382,832	282,261
Additional paid-in capital	153,239,276	139,208,000
Accumulated deficit	(137,906,100)	(127,659,993)
Accumulated other comprehensive loss	(113,752)	(171,608)
Total stockholders’ equity	$15,602,256	$11,658,660
Total liabilities and stockholders’ equity	$27,731,704	$25,585,937

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended September 30,
	2005	2004
Revenue:

Product revenue	$29,891,604	$26,971,109

Funded research and development and other revenue	6,063,508	7,186,714

Total revenue	35,955,112	34,157,823

Operating costs and expenses:
Cost of product revenue	27,631,184	22,373,241
Research and development and other revenue expenses:
Funded research and development and other revenue expenses	5,412,071	5,981,716
Unfunded research and development expenses	513,203	3,354

Total research and development and other revenue expenses	5,925,274	5,985,070
Selling, general and administrative expenses	10,801,996	9,362,522
Amortization of intangibles	446,684	446,685
Gain on sale of assets	(317,802)	—
Restructuring costs	(255,612)	—
Write-off of impaired long-lived assets	1,190,436	—

Total operating costs and expenses	45,422,160	38,167,518

Operating loss	(9,467,048)	(4,009,695)
Net realized and unrealized (loss) gain on warrants to purchase common stock	(7,036)	(90,454)
Unrealized gain (loss) on series B warrants	—	35,442
Other (loss) income	(210,829)	(1,629)
Interest income	41,909	12,456
Interest expense	(603,103)	(6,904,590)

Net loss	$(10,246,107)	$(10,958,470)

Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.31)	$(0.41)

Weighted average number of common shares, basic and diluted	32,899,632	26,834,470